Exhibit 10.14

FORM OF
AMENDED AND RESTATED RESTRICTED UNITS AGREEMENT

This Amended and Restated Restricted Units Agreement (this “Agreement”) is dated as of                     , 2014, but effective as of the Amendment Date (as defined below), and is entered into by and between Adeptus Health LLC, a Delaware limited liability company (the “Company”) and                                            (“Executive”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in Article 4 below.

RECITALS

WHEREAS, immediately prior to the Amendment Date, Executive held                    Incentive Units in the Company pursuant to the terms of the Restricted Units Agreement between Executive and the Company (and its predecessor), dated as of                                               , as amended as of March 1, 2014 (the “Original RUA”);

WHEREAS, effective as of the Amendment Date, the Company shall be governed by that certain Amended and Restated Limited Liability Company Agreement of Adeptus Health LLC (the “LLC Agreement”);

WHEREAS, in connection with the consummation of the IPO (as such term is defined in the LLC Agreement), (i) all of the units in the Company were converted into one class of units in the Company (the “Units”, as such term is defined in the LLC Agreement), and (ii) the                      Incentive Units held by Executive prior to the Amendment Date were converted into                Units and                  shares of Class B Stock in Pubco; and

WHEREAS, the Company and Executive desire to enter into this Agreement which amends and restates the Original RUA in its entirety.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

UNITS

Section 1.1            Units as of the Amendment Date.

(a)           As of the Amendment Date, Executive holds                  Units in total of which:

(i)                   Units shall be fully vested and only subject to the terms and conditions of the LLC Agreement;

(ii)                  Units shall be Time Vesting Units (as defined in Section 1.2(a) below); and

(iii)                 Units shall be Performance Vesting Units (as defined in Section 1.2(b) below).

(b)           In the event that any Time Vesting Units or Performance Vesting Units become Vested Units, such Units shall no longer be subject to the provisions of this Agreement, but shall continue to be subject to the terms and conditions of the LLC Agreement.

Section 1.2            Time Vesting Units; Performance Vesting Units.

(a)           The following provisions shall apply with respect to          of the Units (the “Time Vesting Units”):

(i)            Subject to Section 1.2(a)(ii) below, the Time Vesting Units shall become vested ratably on a quarterly basis during the period beginning on the Amendment Date such that 100% of the Time Vesting Units shall become vested on                                 , provided that Executive remains employed by the Company or any of its subsidiaries as of each such vesting date.

(ii)           Upon the occurrence of a Sale of Pubco, all Time Vesting Units which have not yet become vested shall become vested as of the time immediately prior to such event if, as of the date of such event, Executive has been continuously employed by the Company from the Grant Date through and including such date.

(b)           The following provisions shall apply with respect to          of the Units (the “Performance Vesting Units”):

(i)            All of the Performance Vesting Units shall become fully vested or be forfeited on the Performance Determination Date as follows:

(A)          If the Realized Value as of the Performance Determination Date equals or exceeds the Sterling Target Amount, all Performance Vesting Units shall become fully-vested as of such date.

(B)          If the Realized Value as of the Performance Determination Date is less than the Sterling Target Amount, all Performance Vesting Units shall be automatically forfeited by Executive without any action by the Company, Executive or any other Person.  For the avoidance of any doubt, if the Realized Value as of the Employment Termination Date is less than the Sterling Target Amount, all Performance Vesting Units shall be automatically forfeited by Executive effective as of the Employment Termination Date without any action by the Company, Executive or any other Person.

(ii)           For purposes of determining the Realized Value as of any Testing Date or the Performance Determination Date, the following provisions shall apply:

(A)          For any Testing Date on or prior to the First Testing Date, (x) if Sterling actually sold any Sterling Stock during such period, the calculation of the Realized Value shall take into account the Actual Sale Price, (y) if Sterling did not actually sell any Sterling Stock prior to or on the First Testing Date, for purposes of calculating the Realized Value it shall be assumed that Sterling sold 20% of the Sterling Stock (such 20%, the “First Testing Date Shares”) on the First Testing Date at the Deemed Trading Price, and (z) if Sterling actually sold less than the First Testing Date Shares during such period, the calculation of the Realized Value shall take into account the Actual Sale Price for the Shares of Sterling Stock actually sold and the Deemed Trading Price for the remaining portion of the First Testing Date Shares.

(B)          For any Testing Date after the First Testing Date and on or prior to the Second Testing Date, (x) if Sterling actually sold any Sterling Stock during such period, the calculation of the Realized Value shall take into account the Actual Sale Price, (y) if Sterling did not actually sell any Sterling Stock during such period, for purposes of calculating the Realized Value it shall be assumed that Sterling sold the lesser of (1) 30% of the Sterling Stock and (2) the remaining Sterling Stock after taking into account all actual sales and all deemed sales of Sterling Stock occurring prior to the First Testing Date (such amount, the “Second Testing Date Shares”) on the Second Testing Date at the Deemed Trading Price, and (z) if Sterling actually sold less than the Second Testing Date Shares during such period, the calculation of the Realized Value shall take into account the Actual Sale Price for the Shares of Sterling Stock actually sold and the Deemed Trading Price for the remaining portion of the Second Testing Date Shares.

(C)          For any Testing Date after the Second Testing Date and on or prior to the Third Testing Date, (x) if Sterling actually sold any Sterling Stock during such period, the calculation of the Realized Value shall take into account the Actual Sale Price, (y) if Sterling did not actually sell any Sterling Stock during such period, for purposes of calculating the Realized Value it shall be assumed that Sterling sold the lesser of (1) 50% of the Sterling Stock and (2) the remaining Sterling Stock after taking into account all actual sales and all deemed sales of Sterling Stock occurring prior to the Second Testing Date (such amount, the “Third Testing Date Shares”) on the Third Testing Date at the Deemed Trading Price, and (z) if Sterling actually sold less than the Third Testing Date Shares during such period, the calculation of the Realized Value shall take into account the Actual Sale Price for the Shares of Sterling Stock actually sold and the Deemed Trading Price for the remaining portion of the Third Testing Date Shares.

(D)          Notwithstanding anything to the contrary in clauses (A), (B) and (C) above, in the event that, after any Testing Date and prior to the Employment Termination Date, Sterling actually sells any Shares of Sterling Stock which were deemed sold pursuant to clauses (A), (B) and (C) above and such sale is at an Actual Sale Price higher than the Deemed Trading Price, the Realized Value shall be determined as of the date of each such actual sale by Sterling using the Actual Sale Price for such Shares of Sterling Stock deemed sold.  For the avoidance of doubt, the Actual Sale Price shall replace the Deemed Trading Price of Shares of Sterling Stock in order of the lowest Deemed Trading Price first.

(E)           Notwithstanding anything to the contrary in clauses (A), (B) and (C) above, in the event that (x) after the Third Testing Date, Sterling continues to hold any Shares of Sterling Stock and Executive remains employed by the Company, (y) the Realized Value (as determined in accordance with clauses (A), (B) and (C) above) as of the Third Testing Date was less than the Sterling Target Amount, and (z) Sterling sells any Share of Sterling Stock after the Third Testing Date and prior to the Employment Termination Date, all Performance Vesting Units shall become fully-vested as of the date of such sale if the actual cumulative sale proceeds received by Sterling for all Shares of Sterling Stock sold to date (based on the Actual Sale Price for each such Share of Sterling Stock) during the period beginning on the Amendment Date and ending on the date of such sale by Sterling exceed the Sterling Target Amount.

Exhibit 1 attached hereto illustrates the operation of this Section 1.2(b)(ii).

(c)           Time Vesting Units and Performance Vesting Units that have become vested as set forth herein are referred to herein as “Vested Units.”  Time Vesting Units or Performance Vesting Units that have not vested as set forth herein are referred to herein as “Unvested Units.”

Section 1.3            Forfeiture of Unvested Units.  In the event the Employment Period terminates for any reason, Executive shall immediately forfeit, without any further action by the Company, Executive or any other Person, any Unvested Units for no consideration.

Section 1.4            General Provisions.

(a)           No Transfer of Unvested Units.  Executive shall not have the right to transfer any Unvested Units without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole discretion.

(b)           Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement or the LLC Agreement shall be void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such equity for any purpose.

(c)           Adjustments of Numbers.  All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted in the Managing Member’s sole discretion to reflect the effects of any unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

(d)           83(b) Election.  Within 10 days after the Amendment Date, the Executive shall provide the Company with a copy of a complete election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) in the form of Exhibit 2 attached hereto.  The Executive shall timely (within 30 days of the Amendment Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that the Executive has made such timely filing and furnish a copy of such filing to the Company.  The Executive acknowledges that he has consulted with his tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and transfer of the Units.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

In connection with the execution of this Agreement and the LLC Agreement, the Executive hereby represents and warrants to the Company that:

Section 2.1            This Agreement and the LLC Agreement constitute the legal, valid and binding obligation of Executive, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement and the LLC Agreement by Executive, the performance of his obligations under this Agreement and the LLC Agreement and the performance and consummation by him of the transactions contemplated hereby and thereby, will not result in the breach of any of the terms or conditions of, or constitute a default under any agreement or arrangement Executive has entered into with any party (including, but not limited to, any non-competition or other restrictive covenants or business, investment opportunity or similar agreement) or any judgment, order or decree to which Executive is subject.

Section 2.2            Executive will not be employed by any person other than the Company, and is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any such person that would violate this Agreement.  Except as may otherwise be acknowledged or permitted under this Agreement, Executive owes no fiduciary or other similar duties to any of his former employers or partners that may be breached by entering into this Agreement and the transactions contemplated hereby.

Section 2.3            Any Transfer of Units by Executive is subject to the restrictions imposed by the LLC Agreement.  The Units may also be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.

Section 2.4            Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of investing in the Units.

Section 2.5            Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as Executive has requested.

Section 2.6            Executive is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities Exchange Commission.

Section 2.7            Executive is a resident of the State of                             .

Section 2.8            Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and fully understands the terms and conditions contained herein.  Executive has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transactions contemplated hereby.

Section 2.9            Executive acknowledges and agrees that no provision contained herein shall entitle Executive to remain in the employment of the Company or one of their subsidiaries or affect the right of the Company or one of their subsidiaries to terminate Executive’s employment at any time for any reason.

Executive shall indemnify and hold the Company harmless for any costs, damages or harm resulting from any breach of the representations and warranties set forth in this Article 2, including without limitation reasonable attorney’s fees and costs of suit.

ARTICLE 3

RESTRICTIVE COVENANTS

Section 3.1            For purposes of this Article 3:

(a)           the term “Confidential Information” shall mean any non-public information, in whatever form or medium, concerning the operations or affairs of the Business, including, but not limited to, (A) sales, sales volume, sales methods, sales proposals, business plans, advertising and marketing plans, strategic and long-range plans, and any information related to any of the foregoing, (B) customers, customer lists, prospective customers and customer records, (C) general price lists and prices charged to specific customers, (D) trade secrets, (E) financial statements, budgets and projections, (F) software owned or developed (or being developed) for use in or relating to the conduct of the Business, (G) the names, addresses and other contact information of all vendors and suppliers and prospective vendors and suppliers of the Business, and (H) all other confidential or proprietary information belonging to the Company or relating to the Business; provided, however, that Confidential Information shall not include (1) knowledge, data and information that is generally known or becomes known in the trade or industry of the Company (other than as a result of a breach of this Agreement or other agreement or instrument to which Executive is bound), and (2) knowledge, data and information gained without a breach of this Agreement on a non-confidential basis from a person who is not legally prohibited from transmitting the information to Executive;

(b)           the term “Confidentiality Period” means, (A) with respect to Confidential Information (other than trade secrets), during the term of Executive’s employment with the Company and for a period of two (2) years after the Employment Termination for any reason, and (B) with respect to trade secrets, during the term of Executive’s employment with the Company and for such period after the Employment Termination as the information in question falls within the definition of trade secrets under prevailing law;

(c)           the term “Company” shall be deemed to include Pubco, the Company and all of its subsidiaries;

(d)           the term “Employment Period” shall mean the period during which Executive is employed by or provides services to the Company;

(e)           the term “Non-Compete Restricted Period” shall mean the period commencing on the date Executive became employed by the Company and terminating                          months following the Employment Termination;

(f)            the term “Non-Solicit Restricted Period” shall mean the period commencing on the date Executive became employed by the Company and terminating twenty four (24) months following the Employment Termination; and

(g)           the term “Prior Inventions” shall mean all inventions, original works of authorship, developments and improvements which were made by Executive, alone or jointly with others, prior to Executive’s employment, association or other engagement with the Company.  To preclude any possibility of uncertainty, Executive has set forth on Exhibit 3 attached hereto a complete list of all Prior Inventions which Executive considers to be Executive’s property or the property of third parties and which Executive wishes to have excluded from the scope of this Agreement.  If disclosure of any such Prior Invention on Exhibit 3 would cause Executive to violate any prior confidentiality agreement, Executive understands that Executive is not to list such Prior Invention in Exhibit 3 but is to inform the Company that all Prior Inventions have not been listed for that reason.

Section 3.2            Executive agrees and acknowledges that, to ensure that the Company retains its value and goodwill, Executive must not use any Confidential Information or the Company’s relationships with its customers and employees, all of which Executive will gain access to through Executive’s employment with the Company, other than in furtherance of Executive’s legitimate job duties.  Executive further acknowledges that:

(a)           the Company is currently engaged in the Business;

(b)           the Business is highly competitive and the services to be performed by Executive for the Company are unique and are intended to become national in nature;

(c)           Executive will occupy a position of trust and confidence with the Company and will acquire an intimate knowledge of Confidential Information and the Company’s relationships with its customers and employees;

(d)           the agreements and covenants contained in this Article 3 are essential to protect the Company, the Confidential Information and the goodwill of the Business and are being entered into in consideration for the various rights being granted to Executive under this Agreement;

(e)           the Company would be irreparably damaged if Executive were to disclose the Confidential Information or provide services to any person or entity in violation of the provisions of this Agreement;

(f)            the scope and duration of the covenants set forth in this Article 3 are reasonably designed to protect a protectible interest of the Company and are not excessive in light of the circumstances;

(g)           Executive has the means to support himself and Executive’s dependents other than by engaging in activities prohibited by this Article 3; and

(h)           Executive shall remain subject to the provisions of this Article 3 even if and after all Units become Vested Units.

Section 3.3            Confidential Information.

(a)           Executive acknowledges that Executive will be entrusted with Confidential Information.

(b)           During the Confidentiality Period, Executive: (i) shall hold the Confidential Information in strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person, and follow all the Company’s policies protecting the Confidential Information; (ii) shall not use, copy, divulge or otherwise disseminate or disclose any Confidential Information, or any portion thereof, to any unauthorized person; (iii) shall not make or cause to be made, copies of the Confidential Information, except as necessary to carry out Executive’s authorized duties as an employee of the Company; and (iv) shall promptly and fully advise the Company of all facts known to Executive concerning any actual or threatened unauthorized use or disclosure of which Executive becomes aware.

(c)           Executive hereby assigns to the Company any rights Executive may have or acquire in the Confidential Information, and recognizes that the Company shall be the sole owner of all copyrights, trade secret rights, and all other rights throughout the world (collectively, “Proprietary Rights”) in connection with such rights.

(d)           If Executive receives any subpoena or becomes subject to any legal obligation that might require Executive to disclose Confidential Information, Executive will provide prompt written notice of that fact to the Company, enclosing a copy of the subpoena and any other documents describing the legal obligation.  In the event that the Company objects to the disclosure of Confidential Information, by way of a motion to quash or otherwise, Executive agrees to not disclose any Confidential Information while any such objection unless Executive is directed to do so by the lawful order of a court or agency of competent jurisdiction.

(e)           Executive understands that the Company has and will receive from third parties confidential or proprietary information (“Third Party Information”) under a duty to maintain the confidentiality of such Third Party Information and to use it only for limited purposes.  During the term of Executive’s association with the Company and at all times after the termination of such association for any reason, Executive will hold Third Party Information in strict confidence and will not disclose or use any Third Party Information unless expressly authorized by the Company or the applicable third party in advance or as may be strictly necessary to perform Executive’s obligations with the Company, subject to any agreements binding on the Company with respect to such Third Party Information.

(f)            Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or of any other person to whom Executive has an obligation of confidentiality, and Executive will not bring onto the Company’s premises any unpublished documents or any property belonging to any former employer or of any other person to whom Executive has an obligation of confidentiality.

Section 3.4            Ownership of Inventions.

(a)           Executive hereby agrees that any and all inventions (whether or not an application for protection has been filed under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), Moral Rights, mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent, copyright, Moral Right (defined as any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country, or under any treaty), mask work, trademark, trade secret, or other laws, that have been or are developed, generated or produced by Executive, solely or jointly with others, at any time during the Employment Term, shall be the exclusive property of the Company, subject to the obligations of this Article 3 with respect to Confidential Information, and Executive hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all ownership, interest, Moral Rights or similar rights with respect thereto.  Executive hereby assigns to the Company all right, title and interest to the foregoing inventions, concepts, ideas and materials.  This Section 3.4 does not apply to any invention of Executive for which no equipment, supplies, facility or Confidential Information of the Company was used and that was developed entirely on Executive’s own time, unless the invention (A) relates to (x) the Business or (y) the Company’s actual or demonstrably anticipated research or development, or (B) results from any work performed by Executive for or on behalf of the Company. Executive shall keep and maintain adequate and current written records of all inventions, concepts, ideas and materials made by Executive (jointly or with others) during the term of Executive’s association or employment with the Company.  Such records shall remain the property of the Company at all times.  Executive shall promptly and fully disclose to the Company the nature and particulars of any Inventions or research project undertaken on the Company’s behalf.

(b)           Unless the parties otherwise agree in writing, Executive is under no obligation to incorporate any Prior Inventions in any of Company’s products or processes or other Company Invention.  If, in the course of Executive’s performance, Executive chooses to incorporate into any such Company product or process or other Company Invention any Prior Invention owned by Executive or in which Executive otherwise has an interest, Executive grants the Company a non-exclusive, royalty free, irrevocable, perpetual, world-wide license to copy, reproduce, make and have made, modify and create derivative works of, use, sell and license such Prior Inventions and derivative works as part of or in connection with any such Company product or process or other Company Invention.

(c)           During or subsequent to the Employment Term, Executive shall execute all papers, and otherwise provide assistance, at the Company’s request and expense, to enable the Company or its nominees to obtain and enforce all proprietary rights with respect to the Company Inventions (as defined below) in any and all countries.  To that end, Executive will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, defending, evidencing and enforcing any such proprietary rights, and the assignment of any or all of such proprietary rights.  In addition, Executive will execute, verify and deliver assignments of such rights to the Company or its designee.  Executive’s obligation to assist the Company with respect to such rights shall continue beyond the termination of Executive’s association with the Company.

(d)           If, after reasonable effort, the Company cannot secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Executive. The power of attorney set forth in this Section 3.4 is coupled with an interest, is irrevocable, and shall survive Executive’s death, incompetence or incapacity and the Employment Termination.  Executive waives and quitclaims to the Company all claims of any nature whatsoever which Executive now has or may in the future obtain for infringement of any Proprietary Rights assigned under this Agreement or otherwise to the Company.

(e)           Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) during the course of the association with or performance of services for the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act and any successor statutes.  Inventions assigned to the Company or as directed by the Company under this Agreement or otherwise are referred to as “Company Inventions.”

(f)            Upon Employment Termination for any reason, or upon receipt of written request from the Company, Executive shall immediately deliver to the Company all tangible and intangible property (including without limitation computers, computing devices, cell phones, memory devices and any other tangible item), drawings, notes, memoranda, specification, devices, notebooks, formulas and documents, together with all copies of any of the foregoing, and any other material containing, summarizing, referencing, or incorporating in any way or otherwise disclosing any Company Inventions, Third Party Information or Confidential Information of the Company.

Section 3.5            Non-Solicitation.

(a)           During the Non-Solicit Restricted Period, Executive shall not (other than in furtherance of Executive’s legitimate job duties on behalf of Company), directly or indirectly, on Executive’s own behalf or for any other person or entity:

(i)            solicit for employment or hire, or attempt to solicit for employment or hire, any person who is or was employed by the Company at any time within six (6) months prior to the solicitation or hire (the “Restricted Personnel”); or

(ii)           otherwise interfere with the relationship between any Restricted Personnel and the Company.

(b)           During the Non-Solicit Restricted Period, Executive shall not (other than in furtherance of Executive’s legitimate job duties on behalf of Company), directly or indirectly, on Executive’s own behalf or for any other person or entity:

(i)            solicit any customer of the Company with whom Executive interacted during the last two (2) years of Executive’s employment in an effort to further a business relationship with the Company; or

(ii)           otherwise interfere with the relationship between the Company and any such customer.

Notwithstanding the foregoing, Executive shall not be prohibited from soliciting any person or entity for the purpose of selling such person or entity products or services wholly unrelated to the Business so long as such Executive complies in all respects with Sections 3.3 and 3.5(a)(i) of this Agreement.

Section 3.6            Non-Competition; Investment Opportunities.

(a)           During the Non-Compete Restrictive Period, Executive shall not, directly or indirectly, alone or in combination with any other individual or entity, own (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any entity), operate, manage, control, or participate in an executive, managerial, strategic, or sales role, in any individual or entity (other than the Company) that engages in or proposes to engage in the Business in the United States.

(b)           During the period commencing on date Executive became employed by the Company and ending on the date of Employment Termination, if Executive learns of any investment opportunity in a business or any entity engaged the Business, Executive shall present such investment opportunity to the Company.

Section 3.7            If any court of competent jurisdiction shall deem any provision in this Article 3 too restrictive, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law.

Section 3.8            If this Agreement is terminated for any reason, Executive acknowledges and agrees that the Restrictive Covenants shall survive the termination of this Agreement and Executive shall continue to be bound by the terms of this Article 3 as if this Agreement was still in effect.

Section 3.9            The Company and Executive agree that damages will accrue to the Company by reason of Executive’s failure to observe any of the Restrictive Covenants.  Therefore, if the Company shall institute any action or proceeding to enforce such provisions, Executive waives the claim or defense that there is an adequate remedy at law and agrees in any such action or proceeding not to (i) interpose the claim or defense that such remedy exists at law, or (ii) require the Company to show that monetary damages cannot be measured or to post any bond.  Without limiting any other remedies that may be available to the Company, Executive hereby specifically affirms the appropriateness of injunctive or other equitable relief in any such action.  Executive also acknowledges that the remedies afforded the Company pursuant to this Section 3.9 are not exclusive, nor shall they preclude the Company from seeking or receiving any other relief, including without limitation, any form of monetary or other equitable relief.  Upon the reasonable request by the Company, Executive shall provide reasonable assurances and evidence of compliance with the Restrictive Covenants.

ARTICLE 4

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Actual Sale Price” means, with respect to any Shares of Sterling Stock as of any date on which Sterling actually sells such Shares of Sterling Stock, the sum of (i) the cash proceeds received by Sterling from the purchaser of such Shares of Sterling Stock, and (ii) any cash payment received by Sterling from Pubco pursuant to the Tax Receivable Agreements on account of such sold Sterling Stock (but only to the extent that such payment is received prior to or on the date of sale of such Sterling Stock and not at any time after such date).

“Amendment Date” means the date on which Pubco (as defined in the LLC Agreement) consummates an IPO.

“Business” means, as of the date of termination of Executive’s employment with the Company for any reason, (i) the ownership and operation of free standing and/or independent medical facilities primarily engaged in emergency and/or urgent care, (ii) the management of other emergency or urgent care services, (iii) any other business in which the Company is engaged as of such date, and (iv) any other business that the Company and/or its Subsidiaries have taken steps to engage in at any time within the 6-month period immediately prior to such date by executing a letter of intent or other definitive documentation, executing an indication of interest, proposing a term sheet, participating in an auction or otherwise devoting resources to such proposed business or activity.

“Deemed Trading Price” means, with respect to any Share of Sterling Stock as of any determination date, 90% of the average price per share of Class A Stock of Pubco quoted 30 trading days immediately preceding such determination date.

“Employment Termination” means termination of Executive’s employment with the Company, whether initiated by Executive or the Company.

“Employment Termination Date” means the effective date of Employment Termination.

“First Testing Date” means the one-year anniversary of the Amendment Date.

“Managing Member” has the meaning set forth in the LLC Agreement.

“Performance Determination Date” means the earlier of (i) the date on which Sterling actually disposes of the last share of the Sterling Stock, (ii) if, at any time prior to the Employment Termination Date, the Realized Value exceeds the Sterling Target Amount, the earliest date on which such Realized Value exceeds the Sterling Target Amount, and (iii) the Employment Termination Date.

“Realized Value” means, as of any Testing Date or the Performance Determination Date, the sum of (x) the Actual Sale Price and, if applicable, the Deemed Trading Price, with respect to any Shares of Sterling Stock that have been actually sold or are deemed sold as of such date (as provided in Section 1.2(b)(ii)) and (y) without duplication, any distributions (other than tax distributions) that occurred after the Amendment Date and on, or at any time prior to, such Testing Date or the Performance Determination Date, minus (z) any escrowed amount and any reasonable reserves for any contingent obligations in connection with any sale of Shares of Sterling Stock that might be reasonably expected to reduce the Realized Value in connection with such sale. The Realized Value as of any applicable date shall be determined by the Managing Member in good faith and shall be final and binding on the parties absent manifest error.

“Sale of Pubco” means (a) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole, (b) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of Pubco, or (c) the merger, consolidation, recapitalization or reorganization of Pubco with another Person, in each case in clauses (b) and (c) above under circumstances in which the holders of the voting power of outstanding equity securities of Pubco, immediately prior to such transaction, are no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.  A sale (or multiple related sales) of one or more Subsidiaries of Pubco (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of Pubco shall be deemed a Sale of Pubco.

“Second Testing Date” means the two-year anniversary of the Amendment Date.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Share of Sterling Stock” means either (i) a share of Class A Stock in Pubco, or (ii) a strip of equity which includes a share of Class B Stock in Pubco plus one Unit in the Company.

“Sterling” means, collectively SCP III AIV THREE - FCER Conduit, L.P., a Delaware limited partnership, [SCP III AIV THREE - FCER, L.P.], a Delaware limited partnership, and any of their successors.

“Sterling Stock” means the following securities held directly or indirectly by Sterling on the Amendment Date: (i)                  shares of Class A Stock in Pubco, (ii)                        shares of Class B Stock in Pubco, and (iii)                          Units in the Company.

“Sterling Invested Capital” means $61,114,053.00.

“Sterling Target Amount” means the product of                        and the amount of the Sterling Invested Capital.

“Testing Date” means any date when Sterling actually sells any Sterling Stock, and each of the First Testing Date, the Second Testing Date and the Third Testing Date.

“Third Testing Date” means the three-year anniversary of the Amendment Date.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

ARTICLE 5

MISCELLANEOUS

Section 5.1            Notices.  Any notices, consents or other communications required to be sent or given hereunder by any of the parties hereto shall in every case be in writing and shall be deemed properly served if and when (a) delivered by hand, (b) transmitted by facsimile or other means of electronic delivery, with confirmation of transmission, or (c) delivered by Federal Express or other express overnight delivery service, or registered or certified mail, return receipt requested, to the Parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

To the Company:	Adeptus Health LLC
c/o Sterling Fund Management, LLC
401 North Michigan Avenue, Suite 3300
Chicago, IL 60611
Attention: Office of General Counsel

To Executive:

or to such other person or address as any party shall specify by notice in writing to the other party.  The date of service of such notice shall be deemed to be: (x) the date such notice is delivered by hand, facsimile or other electronic means, (y) one business day following the delivery by express overnight delivery service, or (z) three business days after the date of mailing if sent by certified or registered mail.

Section 5.2            Counterparts; Facsimile Signatures.  This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 5.3            Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Executive without the prior written consent of the Company.  The Company may assign this Agreement and its rights and obligations hereunder.

Section 5.4            No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The section and caption headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Section 5.5            Amendment, Modification and Waiver; Entire Agreement.  This Agreement, the exhibits, schedules and other documents referred to herein set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede the Original RUA and all other prior discussions, understandings, agreements and representations and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.  This Agreement may be modified only by subsequent instruments signed by the parties hereto. Any failure of the Company to comply with any term or provision of this Agreement may be waived in writing by Executive, and any failure of Executive to comply with any term or provision of this Agreement may be waived in writing by the Company, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any term or provision of this Agreement.

Section 5.6            Governing Law; Jurisdiction of Courts; Waiver of Jury Trial.

(a)           Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Texas.

(b)           JURISDICTION OF COURTS.  EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY OTHER COURT.  EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 5.1.  NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.7            Tax Matters.  Executive acknowledges that no representative or agent of the Company has provided him with any tax advice of any nature, and Executive has consulted with his own legal, tax and financial advisor(s) as to tax and related matters concerning the compensation to be received under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Restricted Units Agreement as of the date first written above and effective as of the Amendment Date.

ADEPTUS HEALTH LLC

By:

Name:

Its:

EXECUTIVE

NAME: